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                                                           Exhibit 99.2(a)(1)(c)

                              AMENDED AND RESTATED
                      DECLARATION OF TRUST OF PIES TRUST I

      This Amended and Restated Declaration of Trust, dated as of April 1, 1998, between Steven Berkenfeld, as sponsor (the "Sponsor"), and Jennifer Marre, as trustee (the "Trustee"), constituting PIES Trust I (the "Trust"):

                                   WITNESSETH:

            WHEREAS, the Sponsor and the Trustee have previously entered into a Declaration of Trust, dated as of December 23, 1997 (the "Original Declaration of Trust"), creating the Trust under the name of PICS Trust I and subsequently entered into an Amended and Restated Declaration of Trust, dated as of February 23, 1998, changing the name of the Trust from PICS Trust I to PINES Trust I;

            WHEREAS, the Trustee previously filed a Certificate of Trust (the "Original Certificate of Trust") for the Trust with the Secretary of State of the State of Delaware on December 24, 1997 under the name of PICS Trust I and subsequently filed a Restated Certificate of Trust for the Trust with the Secretary of State of the State of Delaware on February 23, 1998, changing the name of the Trust from PICS Trust I to PINES Trust I;

            WHEREAS, the parties currently desire to change the name of the Trust from PINES Trust I to PIES Trust I;

            WHEREAS, the Trustee hereby ratifies and approves the change of the name of the Trust from PINES Trust I to PIES Trust I; and

            WHEREAS, the parties hereto desire to amend and restate the Original Declaration of Trust, as previously amended and restated, in certain respects;

            NOW THEREFORE, the parties hereto agree to amend and restate the Original Declaration of Trust, as previously amended and restated, as provided herein. Upon the execution and delivery of copies hereof by the parties hereto, the Original Declaration of Trust, as previously amended and restated, will be automatically amended and restated in its entirety to read as provided herein.

            The Sponsor and the Trustee hereby agree as follows:

      1. The name of the Trust shall be changed from "PINES Trust I" to "PIES Trust I", in which name the Trustee, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

      2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $1. The Trustee hereby
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acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.
Section 3801 et seq. and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file another restated certificate of trust with the Secretary of State of the State of Delaware in such form as the Trustee may approve.

      3. The Sponsor and the Trustee will enter into another amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

      4. This Amended and Restated Declaration of Trust may be executed in one or more counterparts.

      5. The Trustee may resign upon thirty days prior notice to the Sponsor.
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      IN WITNESS WHEREOF, the parties hereto have caused this Amended and
Restated Declaration of Trust to be duly executed as of the date first above written.

                                            SPONSOR


                                            By: /s/ STEVEN BERKENFELD
                                                --------------------------------
                                                Steven Berkenfeld,
                                                as Sponsor

                                            TRUSTEE


                                            By: /s/ JENNIFER MARRE
                                                --------------------------------
                                                Jennifer Marre,
                                                as Trustee